EXHIBIT 99.1

For Immediate Release:

RENT-A-CENTER, INC.
DECLARES CASH DIVIDEND
FOR THE FOURTH QUARTER OF 2013

14th Consecutive Cash Dividend

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Plano, Texas, September 9, 2013 - Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation's largest rent-to-own operator, today announced that its Board of Directors has declared a $0.21 per share cash dividend for the fourth quarter of 2013 to be paid to the Company's common stockholders. The dividend will be paid on October 24, 2013, to common stockholders of record as of the close of business on October 1, 2013.

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Rent-A-Center, Inc., headquartered in Plano, Texas, is the largest rent-to-own operator in North America, focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable goods such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 3,120 stores in the United States, Canada, Mexico and Puerto Rico, and approximately 1,155 RAC Acceptance kiosk locations in the United States and Puerto Rico. For additional information about the Company, please visit www.rentacenter.com.

Contact for Rent-A-Center, Inc.:

David E. Carpenter Vice President of Investor Relations (972) 801-1214 david.carpenter@rentacenter.com